UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 13, 2010, the Company announced that sales of its organic fertilizer products and tip fees totaled $811,600 for the first quarter of 2010. This figure is up 65 percent from its reported 2009 first quarter sales. The Company also announced that its financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, did not contain a going concern qualification from its independent public accountants, CCR LLP.

Item 8.01 Other Events.

On April 12, 2010, the Middlesex County Superior Court of New Jersey (the "Court") issued an administrative order settlement (the "Order") dismissing without prejudice the matter of Lefcourt Associates v. Converted Organics et al. The plaintiff, Lefcourt Associates, originally filed the complaint with the Court on May 19, 2009 alleging that odors were emanating from the Company's Woodbridge, New Jersey facility and seeking that the Company halt operations that would cause or contribute to the alleged odors. The Court issued the Order after the plaintiff dismissed the case with the Court.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated April 13, 2010.

99.2 Press release dated April 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 15, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 13, 2010
99.2	Press Release dated April 14, 2010